UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2020

Infrastructure & Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC
Warrants for Common Stock	IEAWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2020, Infrastructure and Energy Alternatives, Inc. (the “Company”) entered into a First Amendment to the Third Amended and Restated Credit and Guarantee Agreement (the “Amendment”), dated as of October 30, 2020, by and among the Company, IEA Intermediate Holdco, LLC (“Intermediate Holdings”), IEA Energy Services LLC (the “Borrower”), the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), Jefferies Finance LLC (“Jefferies”), as administrative agent and as collateral agent, KeyBank National Association (“KeyBank”), as the revolving agent, an issuing bank and a revolving lender, the other revolving lenders and the financial institutions party thereto, as incremental lenders. The Amendment amends the Third Amended and Restated Credit and Guarantee Agreement (the “Credit Agreement”), dated as of May 20, 2019, by and among the Company, Intermediate Holdings, the Borrower, the Subsidiary Guarantors party thereto, Jefferies, KeyBank and the other lenders party thereto.

The Amendment provides for, among other things, an increase in the revolving credit commitments previously available under the Credit Agreement by $25,000,000, bringing the aggregate principal amount of the revolving credit commitments under the Credit Agreement to $75,000,000, upon the terms and subject to the satisfaction of the conditions set forth in the Credit Agreement, as amended by the Amendment.

In addition, the Amendment provides that on and after the Amendment’s effective date and until delivery of the financial statements for the fiscal quarter ended December 31, 2020, as required under the Amendment, the percentage per annum interest rate for revolving loans and swing line loans is, at the Company’s option, (x) LIBOR plus a margin of 2.75% or (y) the applicable base rate plus a margin of 1.75%. Thereafter, for any day, the applicable percentage per annum interest rate for revolving loans and swing line loans is LIBOR or the base rate plus a margin depending upon the Company’s first lien net leverage ratio as of the last day of the most recently ended consecutive four fiscal quarter period, as set forth below:

First Lien Net Leverage Ratio	LIBOR Loans	Base Rate Loans
Less than 1.00:1.00	2.50%	1.50%
Less than 2.00:1.00 but greater than or equal to 1.00:1.00	2.75%	1.75%
Less than 3.00:1.00 but greater than or equal to 2.00:1.00	3.00%	2.00%
Less than 3.50:1.00 but greater than or equal to 3.00:1.0	3.25%	2.25%
Greater than or equal to 3.50:1.00	3.50%	2.50%

The Amendment also further specifies the unused commitment fee rate. On and after the Amendment’s effective date and until delivery of the financial statements for the fiscal quarter ended December 31, 2020, as required under the Amendment, the rate is 0.40% per annum. Thereafter, for any day, the applicable percentage per annum depends upon the Company’s senior secured net leverage ratio, as set forth below:

Senior Secured Net Leverage Ratio	Applicable Unused Commitment Fee Rate
Less than 1.00:1.00	0.35%
Less than 2.00:1.00 but greater than or equal to 1.00:1.0	0.40%
Less than 3.00:1.00 but greater than or equal to 2.00:1.00	0.45%
Greater than or equal to 3.00:1.00	0.50%

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1
First Amendment to the Third Amended and Restated Credit and Guarantee Agreement, dated as of October 30, 2020, by and among the Company, IEA Intermediate Holdco, LLC, IEA Energy Services LLC, the Subsidiary Guarantors party thereto, Jefferies Finance LLC, as administrative agent and as collateral agent, KeyBank National Association, as the revolving agent, an issuing bank and a revolving lender, the other revolving lenders and the financial institutions party thereto, as incremental lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2020

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer